UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

January 11, 2007 (January 6, 2007)
Date of Report (Date of earliest event reported)

COMPETITIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8696	36-2664428
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number )	Identification No.)

777 Commerce Drive, Suite 100, Fairfield, Connecticut 06825
(Address of principal executive offices) (Zip Code)

(203) 368-6044
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Competitive Technologies, Inc. (the “Company”), previously disclosed that it had received a demand letter from an attorney representing two of our officers (neither of whom were our Chief Executive, Operating or Financial Officers), demanding approximately $300,000 in total for commission payments alleged to be due them for fiscal year 2006 under our prior annual incentive compensation plan, which was terminated in November 2005. The letter also claimed that these individuals anticipated that they would be entitled to at least an aggregate additional $350,000 in commission payments in fiscal year 2007.

During the quarter ended January 31, 2007, the Company expects to take a charge of approximately $200,000 in severance costs in full and final settlement of any claims against the Company, pursuant to the terms of a separation agreement effective January 6, 2007, with one of the two individuals (the “Agreement”). Pursuant to the Agreement, the individual also agreed to resign his employment, and executed a release in favor of the Company. The severance payments will be paid in bi-weekly installments over calendar 2007.

The Company expects to resolve all outstanding issues with the other individual within the next week to ten days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPETITIVE TECHNOLOGIES, INC.
Date:  January 11, 2007

By:  /s/ Michael D. Davidson

Name: Michael D. Davidson
Title: Senior Vice President and Chief Financial Officer